As filed with the Securities and Exchange Commission on April 22, 2011

Registration No. 333-_________

SECURITIES AND EXCHANGE COMMISSION

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ZIPPY BAGS, INC.
(Exact Name of Small Business Issuer in its Charter)

Nevada	5900	27-3369810
(State or other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

ZIPPY BAGS, INC.
3464 South 7495 West
Magna, UT 84044
Tel.: (888) 449-4779

(Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Place of Business)

Paracorp, Incorporated
318 North Carson Street, Suite 208
Carson City, Nevada 89032
Tel.: 1-775-883-0104
 (Name, Address and Telephone Number of Agent for Service)

Copies of communications to:
BK Consulting & Associates, P.C.
1844 South 3850 West, Suite B
Salt Lake City, UT 84104
Telephone 888-283-4256
Facsimile 877-255-9218
E- Mail corporate@bbkconsultinginc.com

Approximate date of commencement of proposed sale to the public: from time to time after the effective date of this Registration Statement as determined by market conditions and other factors. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price per Security		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $0.001 par value (1)	8,000,000	$0.001	(2)	$8,000	$0.93
TOTAL	8,000,000	$0.001	(2)	$8,000	$0.93

(1)  The shares of Zippy Bags, Inc. common stock being registered hereunder are being registered primarily for resale by the Company’s CEO, Janet Somsen.

(2)  Estimated solely for purposes of calculating the registration fee under Rule 457(o) promulgated under the Securities Act of 1933, as amended. Includes stock to be sold by the selling stockholder.

In the event of a stock split, stock dividend, or similar transaction involving the common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission (“SEC”) is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

Subject to completion, dated April 22, 2011

ZIPPY BAGS, INC.

8,000,000 SHARES OF COMMON STOCK

This prospectus relates to the resale of an aggregate of 8,000,000 shares of common stock, par value $0.001, by Janet Somsen, the selling security holder under this prospectus. These securities will be offered for sale by the selling security holder identified in this prospectus in accordance with the methods and terms described in the section of this prospectus entitled “Plan of Distribution."

We will not receive any of the proceeds from the sale of these shares. We will pay all expenses, except for the brokerage expenses, fees, discounts and commissions, which will all be paid by the selling security holder, incurred in connection with the offering described in this prospectus. Our common stock is more fully described in the section of this prospectus entitled “Description of Securities."

Our common stock is presently not traded on any market or securities exchange. Common stock being registered in this registration statement may be sold by selling security holder at a fixed price of $0.001 per share or in transactions that are not in the public market at a fixed price of $0.001 per share. The offering will not be extended beyond the offering period of 29 days from the date of effectiveness.

The selling security holder Janet Somsen is the ”underwriter” within the meaning of the Securities Act of 1933, as amended with respect to all shares being offered hereby.

The selling security holder has set an offering period of 29 days from the date of effectiveness and a fixed price of $0.001 per share.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

The Company has no equity compensation plans and individual compensation arrangement and does not intend to enter into any equity compensation plans and individual compensation arrangement in the future.

Zippy Bags, Inc. is a development stage company. Zippy Bags, Inc. has a limited history of development stage operations. We presently do not have the funding to execute our business plan. As of the date of this prospectus, we have generated no revenues from our development stage business operations.

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. See "Risk Factors” beginning on page 6 for risks of an investment in the securities offered by this prospectus, which you should consider before you purchase any shares.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of This Prospectus is:  April 22, 2011

This prospectus is not an offer to sell any securities other than the shares of common stock offered hereby. This prospectus is not an offer to sell securities in any circumstances in which such an offer is unlawful.

We have not authorized anyone, including any salesperson or broker, to give oral or written information about this offering, the Company, or the shares of common stock offered hereby that is different from the information included in this prospectus. You should not assume that the information in this prospectus, or any supplement to this prospectus, is accurate at any date other than the date indicated on the cover page of this prospectus or any supplement to it.

TABLE OF CONTENTS

PROSPECTUS SUMMARY	1
THE OFFERING	4
RISK FACTORS	6
(A) RISKS RELATED TO OUR BUSINESS	6
(B) RISKS RELATED TO THE INDUSTRY	8
(C) RISKS RELATED TO THE OWNERSHIP OF OUR SECURITIES AND RISKS RELATED TO THIS OFFERING	10
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	11
USE OF PROCEEDS TO ISSUER	11
DETERMINATION OF OFFERING PRICE	12
DILUTION	12
SELLING SECURITY HOLDER	12
PLAN OF DISTRIBUTION	12
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	15
OVERVIEW	15
RESULTS OF OPERATIONS	16
LIQUIDITY AND CAPITAL RESOURCES	17
PLAN OF OPERATION	20
DESCRIPTION OF BUSINESS	20
MANAGEMENT	24
MANAGEMENT BIOGRAPHIES	25
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	26
REMUNERATION OF DIRECTORS AND OFFICER	26
EXECUTIVE COMPENSATION	26
SUMMARY COMPENSATION TABLE	26
COMPENSATION OF DIRECTORS	26
STOCK INCENTIVE PLAN	27
EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS	27
INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS	27
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	28
DESCRIPTION OF SECURITIES TO BE REGISTERED	29
LEGAL MATTERS	30
EXPERTS	30
INTEREST OF NAMED EXPERTS AND COUNSEL	30
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	30
AVAILABLE INFORMATION	30
REPORTS TO SECURITY HOLDER	30
FINANCIAL STATEMENTS	F-1
PART II INFORMATION NOT REQUIRED IN PROSPECTUS	II-1

i

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in the common stock. You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision. In this Prospectus, the terms “ZIPPY BAGS” “Company,” “we,” “us” and “our” refer to Zippy Bags, Inc.

Overview

We were incorporated in the State of Nevada on August 26, 2010 under the name of Zippy Bags, Inc.

Zippy Bags, Inc. will market for sale one carrying bag for snowboards under the name Zippy 1. The carrying bag is used to transport snowboards and protect them while being moved. Zippy Bags, Inc. is a development stage company with a limited history of development stage operations.

GENERAL INTRODUCTION

Zippy Bags, Inc. will market for sale one carrying bag for snowboards. The carrying bag is used to transport snowboards and protect them while being moved. Since its inception, on August 26, 2010, Zippy has incurred losses to March 31, 2011.

Zippy Bags, Inc. will market its sole intended product, a snowboard carrying bag in the Salt Lake City, Utah area.

Snowboard Carrying Bags

The snowboard carrying bag is a multi-functional carrying bag that can be used as a fanny-pack that is worn around the waist and then can be unzipped and, when rolled out, can be converted into a full length snowboard bag as an all in one, self-contained package. It is protection for a snowboard that allows the board to be stored with the bindings on or off. It can be used for transporting a snowboard to the slopes, to protect the car interior from edge cuts while in the bag, or can be mounted onto a roof top rack. The bag can then be folded back into itself and can be used as a fanny pack when the board is not in use.

The snowboard carrying bag will be available in three sizes: 143 cm, 157 cm, and 169 cm. It is made of rugged 420 denier nylon pack cloth, comes with a removable and fully-adjustable-padded shoulder strap, fully adjustable waist strap, heavy-duty haul handles, two-way heavy-duty zippers and is urethane coated. The snowboard carrying bag is water, mildew, road grime and fade resistant. It has dual zippered pockets for carrying items such as gloves, goggles, keys, lunch, cell phone and/or wallet.

The snowboard carrying bag will come in six different colors: black/charcoal, chocolate brown/Texas tan, hunter green/charcoal, navy/charcoal, red/charcoal and royal blue/charcoal.

Zippy Bags has not commenced its major operations of having its one product, a snowboard carrying bag, manufactured by an unaffiliated outside provider, White Bear Manufacturing, Inc., and the Company has not distributed the product to anyone. The Company will market one snowboard carrying bag in the Salt Lake City, Utah area. The Company will not have any carrying bags for snowboards manufactured until the company has sold the product to an end user. Zippy is considered a development stage company because it has not commenced its major operations. In addition the Company has not achieved any revenue in connection with its business to date. As a result, we are a startup company, which means that we have no operating history or revenue, and are at a competitive disadvantage.

We expect to continue to incur losses for at least the next 12 months. We do not expect to generate revenue that is sufficient to cover our expenses, and we do not have sufficient cash and cash equivalents to execute our plan of operations for at least the next twelve months. We will need to obtain additional financing to conduct our day-to-day operations, and to fully execute our business plan. We plan to raise the capital necessary to fund our business through the sale of equity securities, debt instruments or private financing. (See "Plan of Operation")

Taking into account that our Company is a new startup and is without an established income stream and has not yet produced any product for sale, the estimated monthly burn rate projected during the first fiscal year, without due consideration for adjustment is $30,000.  This includes a three month burn, in cash, (at $2,500 per month) considering the Company encounters a bad quarter during its first year in business beginning with the first current due date and ending with the cash zero date.

BUSINESS DEVELOPMENT

The Company was incorporated on August 26, 2010. The Company has had limited development stage operations from incorporation (August 26, 2010) to March 31, 2011.

Initial Sales Strategy
We have established a one-prong sales approach; our approach utilizes direct sales through Janet Somsen. Our direct sales will be conducted by Ms. Somsen. She will market the product locally in the Salt Lake City, Utah area to snowboard shops and outdoor retailers. The Company’s current marketing strategy consists of various Point of Sale material including display racks, posters and flyers developed by Ms. Somsen in the past several months.

We intend to derive income from these sales and our goal is to establish brand recognition.

Subsequent Sales Strategy
The Company will develop its marketing program to sell snowboard carrying bags to the general public, through a combination of direct sales, referral and networking within the industry. The Company plans to market to local snowboard shop advertisers about our product and work to obtain sales using that method. To obtain further brand recognition, we will also target individuals such as athletes in the snowboard industry.

Zippy Bags, Inc. will commence the marketing of one snowboard carrying bag for sale to the general public. The Company is presently developing its marketing program for the snowboard carrying bag to the general public. The Company is not offering the product to anyone at this time. Zippy Bags, Inc. is considered a development stage company because it has not commenced its major operations. In addition, the Company has not achieved any revenue in connection with its business to date. As a result we are a startup company, that is, we have no operating history or revenue, and are at a competitive disadvantage.

We have no operating history and expect to incur losses for the foreseeable future. Should we continue to incur losses for a significant amount of time, the value of your investment in the common shares could be affected downward, and you could even lose your entire investment.

We have not yet received any revenues from our development stage operations, nor have we otherwise engaged in any business operations. Zippy Bags, Inc. is a development stage company and in the absence of revenues and operations the Independent Auditor’s Report dated March 31, 2011, cites a going concern issue. The going concern statement opinion issued by the independent auditors is the result of a lack of operations and working capital.

The Company will need to raise capital which concerned the independent auditors because there is insufficient cash for operations for the next twelve months. We will have to seek other sources of capital.

We established the minimum amount of $75,000 that the Company will need to raise through debt instruments such as bank loans, or private financing so that operations could start in order to generate some type of revenue. Presently no other sources have been identified and it is unknown if any other sources will be identified. There is no assurance that the Company will be able to obtain any bank loans or private financing.

DESCRIPTION OF PROPERTY

We use a corporate office located at 3464 South 7495 West, Magna, Utah 84044. There are currently no proposed programs for renovation, improvement or development of the facility currently in use.

CORPORATE INFORMATION

Our principal executive office is located at Zippy Bags, Inc. 3464 South 7495 West, Magna, Utah 84044, and our telephone number is: Tel.: (888) 449-4779.

INTERNET ADDRESS

Our Internet address is http://www.Zippybagsinc.com

Over the next twelve months, Zippy Bags, Inc. plans to build out and establish its reputation and network of clients and advisors in the snowboard carrying bag accessory business for sale to the general public. The Company aims to form long term working relationships with companies looking to sell Zippy bags to the general public.

Ms. Janet Somsen is the Chief Executive Officer, President, (Principal Executive Officer) and Director. She is also the Company’s sole employee; however as the Company grows, it plans to employ additional employees as needed.

PRINCIPAL OPERATIONS, PRODUCTS OF THE COMPANY

Zippy Bags, Inc. also hereinafter referred to as “Zippy” and the “Company”, was incorporated in the State of Nevada on August 26, 2010. Zippy Bags, Inc. is presently marketing one snowboard carrying bag.

The Company is a development stage company with a limited history of development stage operations.

Zippy Bags, Inc. is a development stage company. Zippy Bags, Inc. has a limited history of development stage operations. We presently do not have the funding to execute our business plan.

Achievement of our business objective is basically dependent upon the judgment, skill and knowledge of our management. Ms. Somsen, currently our sole executive officer and director. There can be no assurance that a suitable replacement could be found for any of our officers upon their retirement, resignation, inability to act on our behalf, or death.

RISK FACTORS

The Company's financial condition, business, operation and prospects involve a high degree of risk. You are urged to carefully read and consider the risks and uncertainties described on page 6 of this prospectus entitled Risk Factors as well as the other information in this report before deciding to invest in our Company. All known materials risks are discussed in the Risk Factors section of this prospectus.  If any of the risks described on Page 6 of this Prospectus entitled “Risk Factors” are realized, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means that our stockholders could lose all or a part of their investment.

THE OFFERING

Common stock offered by selling security holders	8,000,000 shares of common stock. This number represents approximately 45% of our current outstanding common stock (1).

Selling Shareholder	Janet Somsen

Offering price	$0.001

Minimum number of shares to be sold in this offering	None

Minimum number of shares to be offered per investor	100

Common stock outstanding before the offering	18,000,000 common shares as of April 21, 2011.

Common stock outstanding after the offering	18,000,000 shares.

Terms of the Offering	The selling security holder will determine when and how they will sell the common stock offered in this prospectus.

Termination of the Offering
The offering will conclude upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) within 29 days of the registration statement being declared effective (iii) such time as all of the common stock becomes eligible for resale without volume limitations pursuant to Rule 144 under the Securities Act, or any other rule of similar effect

Use of proceeds	We are not selling any shares of the common stock covered by this prospectus.

Risk Factors	The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 6.

(1)	Based on 18,000,000 shares of common stock outstanding as of April 21, 2011

This prospectus relates to the sale of up to 8,000,000 shares of our common stock by the selling shareholder identified in the section of this prospectus entitled "Selling Security Holder." These 8,000,000 common shares are being offered hereby by Janet Somsen, the selling security holder, under this prospectus.

The number of common shares offered by this prospectus represents up to approximately 45% of the total common stock outstanding after the offering.

The selling security holder Janet Somsen is the "underwriter” within the meaning of the Securities Act of 1933, as amended with respect to all shares being offered hereby.

The selling security holder has set an offering period of 29 days from the date of effectiveness and a fixed price of $0.001 per share.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

The Company has no equity compensation plans and individual compensation arrangements and does not intend to enter into any equity compensation plans and individual compensation arrangements in the future.

Zippy Bags, Inc. is a development stage company. Zippy Bags, Inc. has a limited history of development stage operations. We presently do not have the funding to execute our business plan. As of the date of this prospectus, we have generated no revenues from our development stage business operations.

Information regarding the selling security holder, the common shares being offered to sell under this prospectus, and the times and manner in which they may offer and sell those shares, is provided in the sections of this prospectus entitled "Selling Security Holder" and "Plan of Distribution." Zippy Bags, Inc. will not receive any of the proceeds from these sales. The registration of common shares pursuant to this prospectus does not necessarily mean that any of those shares will ultimately be offered or sold by the selling Security Holder.

SUMMARY OF FINANCIAL INFORMATION

The following table provides summary financial statement data as of the period from Inception (August 26, 2010) through March 31, 2011. The financial statement data as of the period ended March 31, 2011 has been derived from our audited financial statements. The results of operations for past accounting periods are not necessarily indicative of the results to be expected for any future accounting period. The data set forth below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our financial statements and the related notes included in this prospectus, and the statements and related notes included in this prospectus.

Statement of Operations Data:	August 26, 2010 (inception) to March 31, 2011 (Audited)
Revenues	$-
Operating expenses	22,717
Net income (loss)	$(22,554)
Per Share Data:
Net income (loss)	$(22,554)
Number of shares outstanding	18,000,000
Basic and diluted loss per share	-
Weighted average shares outstanding	18,000,000
Balance Sheet Data:
Cash	$259
Total current assets	1,259
Total current liabilities	5,813
Accumulated deficit	(22,554)
Total stockholders’ equity (deficit)	$(4,554)

THE REMAINDER OF THIS PAGE IS LEFT BLANK INTENTIONALLY

RISK FACTORS

The shares of our common stock being offered for resale by the selling security holder are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire amount invested in the common stock. Before purchasing any of the shares of common stock, you should carefully consider the following factors relating to our business and prospects. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, you may lose all or part of your investment. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock.

Risks Related to Our Business

A) RISKS RELATED TO OUR BUSINESS

THE COMPANY HAS A LIMITED DEVELOPMENT STAGE OPERATING HISTORY UPON WHICH TO BASE AN EVALUATION OF ITS BUSINESS AND PROSPECTS. WE MAY NOT BE SUCCESSFUL IN OUR EFFORTS TO GROW OUR BUSINESS AND TO EARN INCREASED REVENUES. AN INVESTMENT IN OUR SECURITIES REPRESENTS SIGNIFICANT RISK AND YOU MAY LOSE ALL OR PART OF YOUR ENTIRE INVESTMENT.

We have a limited history of development stage operations and we may not be successful in our efforts to grow our business and to earn revenues. Our business and prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly startups in the snowboard carrying case industry. As a result, management may be unable to adjust its spending in a timely manner to compensate for any unexpected revenue shortfall. This inability could cause net losses in a given period to be greater than expected. An investment in our securities represents significant risk and you may lose all or part of your entire investment.

WE HAVE A HISTORY OF LOSSES. FUTURE LOSSES AND NEGATIVE CASH FLOW MAY LIMIT OR DELAY OUR ABILITY TO BECOME PROFITABLE. IT IS POSSIBLE THAT WE MAY NEVER ACHIEVE PROFITABILITY. AN INVESTMENT IN OUR SECURITIES REPRESENTS SIGNIFICANT RISK AND YOU MAY LOSE ALL OR PART OF YOUR ENTIRE INVESTMENT.

We have yet to establish profitable development stage operations or a history of profitable development stage operations. We anticipate that we will continue to incur substantial development stage operating losses for an indefinite period of time due to the significant costs associated with the development of our business.

Since incorporation, we have expended financial resources on the development of our business. As a result, losses have been incurred since incorporation. Management expects to experience development stage operating losses and negative cash flow for the foreseeable future. Management anticipates that losses will continue to increase from current levels because the Company expects to incur additional costs and expenses related to: marketing and promotional activities; the possible addition of new personnel.

The Company’s ability to become profitable depends on its ability to generate and sustain sales while maintaining reasonable expense levels. If the Company does achieve profitability, it cannot be certain that it would be able to sustain or increase profitability on a quarterly or annual basis in the future. An investment in our securities represents significant risk and you may lose all or part of your entire investment.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

We will need to obtain additional financing in order to complete our business plan because we currently do not have any income. We do not have any arrangements for financing and we may not be able to find such financing if required. Obtaining additional financing would be subject to a number of factors, including investor acceptance. These factors may adversely affect the timing, amount, terms, or conditions of any financing that we may obtain or make any additional financing unavailable to us. If we do not obtain additional financing our business will fail.

Management anticipates that losses will continue to increase from current levels because the Company expects to incur additional costs and expenses related to: marketing and promotional activities; the possible addition of new personnel. It is anticipated that the costs associated with the activities mentioned above will be obtained by a loan from Janet Somsen. In the event that we are unable to secure such a loan from Ms. Somsen, or some other source(s), unknown at this time, we will not be able to continue forward and our business will fail.

However, it is estimated that the amount of additional costs and expenses associated with public company reporting requirements will be approximately $10,000. It is also estimated that the amount of additional costs and expenses associated with newly applicable corporate governance requirements will be approximately $5,000.

It is anticipated that we may need to obtain a loan from Janet Somsen to cover these additional costs and expenses. In the event that we are unable to secure such a loan from Ms. Somsen, or some other source(s), unknown at this time, we will not be able to continue forward and our business will fail.

OUR DEVELOPMENT STAGE OPERATING RESULTS WILL BE VOLATILE AND DIFFICULT TO PREDICT. IF THE COMPANY FAILS TO MEET THE EXPECTATIONS OF PUBLIC MARKET ANALYSTS AND INVESTORS, THE MARKET PRICE OF OUR COMMON STOCK MAY DECLINE SIGNIFICANTLY.

Management expects both quarterly and annual development stage operating results to fluctuate significantly in the future. Because our development stage operating results will be volatile and difficult to predict, in some future quarter our development stage operating results may fall below the expectations of securities analysts and investors. If this occurs, the trading price of our common stock may decline significantly.

A number of factors will cause gross margins to fluctuate in future periods. Factors that may harm our business or cause our development stage operating results to fluctuate include the following: the inability to obtain new customers at reasonable cost; the ability of competitors to offer new or enhanced products; price competition; the failure to develop marketing relationships with key business partners; increases in our marketing and advertising costs; increased labor costs that can affect demand for our internet product; the amount and timing of development stage operating costs and capital expenditures relating to expansion of operations; a change to or changes to government regulations; a general economic slowdown. Any change in one or more of these factors could reduce our ability to earn and grow revenue in future periods.

WE HAVE RECEIVED AN OPINION OF GOING CONCERN FROM OUR AUDITORS. IF WE DO NOT RECEIVE ADDITIONAL FUNDING, WE WOULD HAVE TO CURTAIL OR CEASE DEVELOPMENT STAGE OPERATIONS. AN INVESTMENT IN OUR SECURITIES REPRESENTS SIGNIFICANT RISK AND YOU MAY LOSE ALL OR PART OF YOUR ENTIRE INVESTMENT.

Our independent auditors noted in their report accompanying our financial statements for the period ended March 31, 2011 that we have not earned a profit. As of March 31, 2011, we had a net loss of $22,554 and they further stated that the uncertainty related to these conditions raised substantial doubt about our ability to continue as a going concern. At March 31, 2011, our cash on hand was $259. We do not currently have sufficient capital resources to fund operations. To stay in business, we will need to raise additional capital through public or private sales of our securities, debt financing or short-term bank loans, or a combination of the foregoing.

We will need additional capital to fully implement our business, operating and development plans. However, additional funding from an alternate source or sources may not be available to us on favorable terms, if at all. To the extent that money is raised through the sale of our securities, the issuance of those securities could result in dilution to our existing security holder. If we raise money through debt financing or bank loans, we may be required to secure the financing with some or all of our business assets, which could be sold or retained by the creditor should we default in our payment obligations. If we fail to raise sufficient funds, we would have to curtail or cease operations.

OUR CURRENT BUSINESS DEVELOPMENT STAGE OPERATIONS RELY HEAVILY UPON OUR KEY EMPLOYEE AND FOUNDER, MS. JANET SOMSEN.

We have been heavily dependent upon the expertise and management of Ms. Janet Somsen, our Chief Executive Officer and President, and our future performance will depend upon her continued services. The loss of Ms. Somsen’s services could seriously interrupt our business operations, and could have a very negative impact on our ability to fulfill our business plan and to carry out our existing development stage operations. The Company currently does not maintain key man life insurance on this individual. There can be no assurance that a suitable replacement could be found for her upon retirement, resignation, inability to act on our behalf, or death.

OUR FUTURE GROWTH MAY REQUIRE RECRUITMENT OF QUALIFIED EMPLOYEES.

In the event of our future growth in administration, marketing, and customer support functions, we may have to increase the depth and experience of our management team by adding new members. Our future success will depend to a large degree upon the active participation of our key officers and employees. There is no assurance that we will be able to employ qualified persons on acceptable terms. Lack of qualified employees may adversely affect our business development.

WE ARE HIGHLY RELIANT UPON THE MANUFACTURING CAPABILITIES OF WHITE BEAR, OUR INTENDED SUB-CONTRCATOR/MANUFACTURER, WITH WHOM WE HAVE NO AGREEMENT AT THIS TIME.

Our Company is currently solely reliant on White Bear Manufacturing, Inc. to manufacture our product. Should White Bear Manufacturing, Inc. not manufacture our product as intended, we may or may not be able to secure another manufacturer to manufacture our product which would result in a failure of our business. The Company does not have any agreement with White Bear Manufacturing, Inc. at this time.

(B) RISKS RELATED TO THE INDUSTRY

SNOWBOARD CARRYING BAGS ARE COST COMPETITIVE AND IS CHARACTERIZED BY LOW FIXED COSTS. A REDUCTION IN COST FOR THE INDUSTRY COULD AFFECT THE DEMAND FOR OUR SNOWBOARD CARRYING BAGS.

The snowboard carrying bags sales industry is highly competitive and is characterized by a large number of competitors ranging from small to large companies with substantial resources. Many of our potential competitors have substantially larger customer bases, greater name recognition, greater reputation, and significantly greater financial and marketing resources than we do. In the future, aggressive marketing tactics implemented by our competitors could impact our limited financial resources and adversely affect our ability to compete in these markets.

Price competition exists in the snowboard carrying bag industry. There are many snowboard carrying bag companies that could discount their products which could result in lower revenues for the entire industry. A shortfall from expected revenue levels would have a significant impact on our potential to generate revenue and possibly cause our business to fail.

OUR DEVELOPMENT STAGE OPERATING RESULTS MAY FLUCTUATE DUE TO FACTORS WHICH ARE NOT WITHIN OUR CONTROL.

Our development stage operating results are expected to fluctuate in the future based on a number of factors, many of which are not in our control. Our development stage operating expenses primarily include marketing and general administrative expenses that are relatively fixed in the short-term. If our revenues are lower than we expect because demand for our one product diminishes, or if we experience an increase in defaults among distributors of our snowboard carrying bags, or for any other reasons, we may not be able to quickly return to acceptable revenue levels.

Because of the unique nature of our business and the fact that there are no comparable past business models to rely on, future factors that may adversely affect our business are difficult to forecast. Any shortfall in our revenues would have a direct impact on our business. In addition, fluctuations in our quarterly results could adversely affect the market price of our common stock in a manner unrelated to our long-term operating performance.

WE HAVE A SHORT DEVELOPMENT STAGE OPERATING HISTORY AND FACE MANY OF THE RISKS AND DIFFICULTIES FREQUENTLY ENCOUNTERED BY A START UP COMPANY.

We have a short development stage operating history from inception (August 26, 2010) to March 31, 2011 for investors to evaluate the potential of our business development. We are continuing our attempts to try to market our product and to try to build a customer base for our product, which has not been manufactured yet. We do not have any customers at this time.

●	Increase awareness of our brand name;
●	Develop an effective business plan;
●	Meet customer standards;
●	Implement advertising and marketing plan;
●	Attain customer loyalty;
●	Maintain current strategic relationships and develop new strategic relationships;
●	Respond effectively to competitive pressures;
●	Continue to develop and upgrade our product; and
●	Attract, retain and motivate qualified personnel.

Our future will depend on our ability to raise additional capital and bring our product to the marketplace, which requires careful planning to provide a product that meets customer standards without incurring unnecessary cost and expense.

WE MAY NEED ADDITIONAL CAPITAL TO DEVELOP OUR BUSINESS.

The development of our product will require the commitment of resources to increase the advertising, marketing and future expansion of our business. In addition, expenditures will be required to enable us in 2011 to conduct planned business research, development of new affiliate and associate offices, and marketing of our existing and future products. Currently, we have no established bank-financing arrangements. Therefore, it is possible that we would need to seek additional financing through subsequent future private offering of our equity securities, or other arrangements with corporate partners unknown of at this time.

We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us. The sale of additional equity securities could result in dilution to our stockholders. The occurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financing covenants that would restrict our operations. If adequate additional financing is not available on acceptable terms, we may not be able to implement our business development plan or continue our business operations.

WE MAY NOT BE ABLE TO BUILD OUR BRAND AWARENESS.

Development and awareness of our brand Zippy Bags will depend largely upon our success in creating a customer base and potential referral sources. In order to attract and retain customers and to promote and maintain our brand in response to competitive pressures, management plans to gradually increase our marketing and advertising budgets. If we are unable to economically promote or maintain our brand, then our business, results of operations and financial condition could be severely harmed. The Company had working capital deficit of $4,554 as of March 31, 2011.

WE MAY INCUR SIGNIFICANT COSTS TO BE A PUBLIC COMPANY TO ENSURE COMPLIANCE WITH U.S. CORPORATE GOVERNANCE AND ACCOUNTING REQUIREMENTS AND WE MAY NOT BE ABLE TO ABSORB SUCH COSTS.

We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the SEC. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs. In addition, we may not be able to absorb these costs of being a public company, which will negatively affect our business operations.

However, it is estimated that the amount of additional costs and expenses associated with public company reporting requirements will be approximately $10,000. It is also estimated that the amount of additional costs and expenses associated with newly applicable corporate governance requirements will be approximately $5,000.

It is anticipated that we may need to obtain a loan from Janet Somsen to cover these additional costs and expenses. In the event that we are unable to secure such a loan from Ms. Somsen, or some other source(s), unknown at this time, we will not be able to continue forward and our business will fail.

THE LIMITED PUBLIC COMPANY EXPERIENCE OF OUR MANAGEMENT TEAM COULD ADVERSELY IMPACT OUR ABILITY TO COMPLY WITH THE REPORTING REQUIREMENTS OF U.S. SECURITIES LAWS.

Our management team has limited public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. Our senior management has never had sole responsibility for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our senior management may not be able to implement programs and policies in an effective and timely manner that adequately respond to such increased legal, regulatory compliance and reporting requirements, including the establishing and maintaining internal controls over financial reporting. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose your entire investment in our company.

(C) RISKS RELATED TO THE OWNERSHIP OF OUR SECURITIES AND RISKS RELATED TO THIS OFFERING.

WE MAY NEVER PAY ANY DIVIDENDS TO SHAREHOLDERS.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

OUR CONTROLLING SECURITY HOLDER MAY TAKE ACTIONS THAT CONFLICT WITH YOUR INTERESTS.

Ms. Janet Somsen beneficially owns 100% of our capital stock with voting rights. In this case, Ms. Somsen will be able to exercise control over all matters requiring stockholder approval, including the election of directors, amendment of our certificate of incorporation and approval of significant corporate transactions, and he will have significant control over our management and policies. The directors elected by our controlling security holder will be able to significantly influence decisions affecting our capital structure. This control may have the effect of delaying or preventing changes in control or changes in management, or limiting the ability of our other security holders to approve transactions that they may deem to be in their best interest. For example, our controlling security holder will be able to control the sale or other disposition of our operating businesses and subsidiaries to another entity.

THE OFFERING PRICE OF THE COMMON STOCK WAS ARBITRARILY DETERMINED, AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO OUR ACTUAL VALUE, AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $0.001 per share for the shares of common stock was arbitrarily determined. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price bears no relationship to the book value; assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

YOU MAY EXPERIENCE DILUTION OF YOUR OWNERSHIP INTEREST BECAUSE OF THE FUTURE ISSUANCE OF ADDITIONAL SHARES OF OUR COMMON STOCK AND OUR PREFERRED STOCK.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders. We are currently authorized to issue an aggregate of 100,000,000 shares of capital stock consisting of 90,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share.

We may also issue additional shares of our common stock or other securities that are convertible into or exercisable for common stock in connection with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes. The future issuance of any such additional shares of our common stock or other securities may create downward pressure on the trading price of our common stock. There can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes or for other business purposes.

OUR COMMON STOCK IS CONSIDERED PENNY STOCKS, WHICH MAY BE SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the SEC that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

THERE IS NO ASSURANCE OF A PUBLIC MARKET OR THAT OUR COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE. THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR STOCK.

There is no established public trading market for our common stock. Our shares have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this prospectus includes some statement that are not purely historical and that are “forward-looking statements.” Any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this prospectus are based on current expectations and beliefs concerning future developments and the potential effects to the Company. There can be no assurance that future developments actually affecting us will be those anticipated. These that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following forward-looking statements involve a number of risks, uncertainties or other assumptions.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares by the selling security holder. All proceeds from the sale of the shares offered hereby will be for the account of the selling security holder, as described below in the sections entitled "Selling Security Holder" and "Plan of Distribution."

We are registering 8,000,000 shares for gross proceeds of $8,000 from the sale of the selling security holder’s common stock under the investment agreement. All of the proceeds from the sale of the shares of common stock offered herein will be received by the selling security holder.

With the exception of any brokerage fees and commissions which are the obligation of the selling security holder, we are responsible for the fees, costs and expenses of this offering which are estimated to be $30,000, inclusive of our legal and accounting fees, printing costs and filing and other miscellaneous fees and expenses of which the Company has paid $23,428, of which $1,000 was included as prepaid expenses as of March 31, 2011.

DETERMINATION OF OFFERING PRICE

Since our common stock is not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price of the shares of our common stock has been determined arbitrarily by us and does not necessarily bear any relationship to our book value, assets, past developmental stage operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, no operating history and the general condition of the securities market.

Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the OTCBB concurrently with the filing of this prospectus. In order to be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

DILUTION

The common stock to be sold by the selling security holder is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing security holder. Upon the successful completion of this offering, the number of shares will total 18,000,000 common shares outstanding.

SELLING SECURITY HOLDER

On August 26, 2010, the Company issued 18,000,000 founder’s shares at the par value of $0.001 in exchange for proceeds of $18,000. The common shares being offered for resale by the selling security holder consist of the 8,000,000 shares of our common stock held by one shareholder (founder).

The following table sets forth the name of the selling security holder, the number of shares of common stock beneficially owned by the selling stockholder as of March 31, 2011 and the number of shares of common stock being offered by the selling stockholder. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholder is under no obligation to sell all or any portion of such shares nor is the selling stockholder obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name	Shares beneficially owned prior to Offering (1)	Shares to be Offered	Shares Beneficially Owned after Offering if all 8,000,000 sold	Percent Beneficially Owned after Offering if all 8,000,000 sold

Janet Somsen, CEO	18,000,000	8,000,000	10,000,000	55%

The selling shareholder Janet Somsen is not a broker-dealer or an affiliate of a broker- dealer.

(1)
Janet Somsen is the founder and officer and director of the Company. She presently owns 18,000,000 shares of the Company stock, which she obtained on November 5th, 2010. Ms. Somsen is the sole shareholder of the Company.

 PLAN OF DISTRIBUTION

We are registering 8,000,000 shares of our common stock for resale by the selling security holder identified in the section above entitled “Selling Security Holder." We will receive none of the proceeds from the sale of these shares by the selling security holder.

The selling security holder may sell some of all of their common stock in one or more transactions, including block transactions:

*	On such public markets or exchanges as the common stock may from time to time be trading;
*	In privately negotiated transactions;
*	Through the writing of options on the common stock;
*	Settlement of short sales; or,
*	In any combination of these methods of distribution.

The selling security holder has set an offering price for these securities of $0.001 per share, with a minimum number of shares to be offered per investor of 100 and an offering period of twenty nine days from the date of this prospectus.

The shares may also be sold in compliance with the Securities and Exchange Commission’s Rule 144. In the event of the transfer by the selling security holder of shares to any pledgee, donee, or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective registration statement in order to name the pledgee, donee, or other transferee in place of the selling security holder who have transferred his shares.

The selling security holder may also sell shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating as agent in such transactions may receive a commission from the selling security holder or, if they act as agent for the purchaser of such common stock, a commission from the purchaser. The selling security holder will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling security holder to sell a specified number of shares at a stipulated price of $0.001 per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling security holder, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling security holder. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices of $0.001, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. We can provide no assurance that all or any of the common stock offered will be sold by the selling security holder.

If, after the date of this prospectus, the selling security holder enters into an agreement to sell their shares to a broker-dealer as principal and the broker-dealer is acting as an underwriter, we will need to file a post-effective amendment to the registration statement of which this prospectus is a part. We will need to identify the broker-dealer, provide required information on the plan of distribution, and revise the disclosures in that amendment, and file the agreement as an exhibit to the registration statement. Also, the broker-dealer would have to seek and obtain clearance of the underwriting compensation and arrangements from the NASD Corporate Finance Department.

The selling security holder listed in this prospectus is the underwriter within the meaning of section 2(11) of the Securities Act of 1933, as amended, in connection with the sales and distributions contemplated under this prospectus, and may have civil liability under Sections 11 and 12 of the Securities Act for any omissions or misstatements in this prospectus and the registration statement of which it is a part and any broker-dealers or agents that are involved in selling the shares may be deemed to be an "underwriter" within the meaning of section 2(11) of the Securities Act of 1933, as amended, in connection with the sales and distributions contemplated under this prospectus, and may have civil liability under Sections 11 and 12 of the Securities Act for any omissions or misstatements in this prospectus and the registration statement of which it is a part. Additionally, any profits, which our selling security holder may receive, would be deemed to be underwriting compensation under the Securities Act. Because the selling security holder is the underwriter under Section 2(11) of the Securities Act, the selling security holder will be subject to the prospectus delivery requirements of the Securities Act.

We are bearing all costs relating to the registration of the common stock, which are estimated at $30,000 inclusive of our legal and accounting fees, printing costs and filing and other miscellaneous fees and expenses of which the Company has paid $23,428 as of March 31, 2011, with $1,000 of these costs considered prepaid expenses. The selling security holder, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Zippy Bags, Inc. has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

We are paying the expenses of the offering because we seek to: (i) become a reporting company with the Commission under the Securities Exchange Act of 1934 (the "1934 Act"); and (ii) enable our common stock to be traded on the OTC Bulletin Board. We believe that the registration of the resale of shares on behalf of the existing security holder may facilitate the development of a public market in our common stock if our common stock is approved for trading on the OTC Bulletin Board.

We consider that the development of a public market for our common stock will make an investment in our common stock more attractive to future investors. We will at some point in the near future need to raise additional capital through private placement offerings. We believe that obtaining reporting company status under the 1934 Act and trading on the OTC Bulletin Board should increase our ability to raise these additional funds from investors.

There is no assurance that we will find a market maker and no assurance that our shares will be approved for trading on the OTC Bulletin.

The selling security holder and any broker-dealers or agents must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling security holder is engaged in a distribution of the common stock, and therefore be considered to be an underwriter, he must comply with applicable law and may, among other things may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, he must comply with applicable law and may, among other things:

*	Not engage in any stabilization activities in connection with our common stock;
*	Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and,
*	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Our securities are not listed on any exchange or quotation service. We are not required to comply with the timely disclosure policies of any exchange or quotation service. The requirements to which we would be subject if our securities were so listed typically include the timely disclosure of a material change or fact with respect to our affairs and the making of required filings. Although we are not required to deliver an annual report to security holders, the Company intends to provide an annual report to our security holders, which will include audited financial statements.

When we become a reporting company with the Securities and Exchange Commission, the public may read and copy any materials filed with the Securities and Exchange Commission at the Security and Exchange Commission’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission. The address of that site is www.sec.gov.

There are no outstanding options or warrants to purchase, or securities convertible into, shares of our common stock.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULT OF OPERATIONS

The following plan of operation provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read along with our financial statements and notes thereto. This section includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

OVERVIEW

Zippy was formed in the state of Nevada on August 26, 2010 to provide retail sales of snowboard carrying bags to the general public. The Company expects to generate its corporate revenue from the sale of its snowboard carrying bags. The Company plans to market Zippy through a combination of direct sales, referrals and networking within the industry. To date, the Company has not generated any sales.

The Company has adopted a fiscal year end of March 31.

We expect to establish an internet site in May of 2011 where customers can purchase the snowboard carrying bag.

To commence active business operations we will need to engage in a number of planning stage and preliminary activities. We will commence activities include developing the website for our snowboard carrying cases, preparing marketing materials and direct mail. We will undertake and work to finish these activities upon completion of this registration statement. We have started some of the activities, by developing the snowboard carrying cases and creating the initial marketing material but the marketing completion cannot occur without the raising of additional funds in the amount of $75,000. From inception (August 26, 2010) to date we have spent a substantial amount of time in developing the finished snowboard carrying cases and marketing material, strategic planning, budgeting, and preliminary work.

We have determined that the price of our product should be commensurate with the relative cost to have the product manufactured and packaged and shipped by outside vendors, including an estimated 40% gross profit margin, resulting in a selling price of $100 to $150 per snowboard bag. If these prices are incorrect it could result in an operating loss for us.

While budgetary manufacturing, packaging, shipping and marketing costs have been established for our product, no definitive work has commenced in development of these products and activities; therefore, it is possible that these prices could be incorrect. If after development a different price is deemed necessary it could result in an operating loss for us. We have not devoted much time to raising capital other than the investments from Ms. Somsen. Furthermore, Zippy has not commenced its major operations of having outside vendors manufacture, package, and ship our one product. Zippy is considered a development stage company because it has not commenced its major operations. In addition, the Company has not achieved any revenue in connection with its business to date.

Over the next twelve months, Zippy Bags, Inc. plans to build out its reputation and develop a network in the snowboard carrying bags business and begin sales to the general public. The Company has not yet sold any snowboard carrying bags.

Based on our current operating plan, we do not expect to generate revenue that is sufficient to cover our expenses for the next six months, and we will need to obtain additional financing to operate our business for the next six months. Our “burn rate” is approximately $2,500 per month. Most of our expenses are anticipated to be legal, accounting, transfer agent, and other costs associated with being a public company. Additional financing, whether through public or private equity or debt financing, arrangements with the security holder or other sources to fund operations, may not be available, or if available, may be on terms unacceptable to us. Our ability to maintain sufficient liquidity is dependent on our ability to raise additional capital.

If we issue additional equity securities to raise funds, the ownership percentage of our existing security holder would be reduced. New investors may demand rights, preferences or privileges senior to those of existing holders of our common stock. Debt incurred by us would be senior to equity in the ability of debt holders to make claims on our assets. The terms of any debt issued could impose restrictions on our operations. If adequate funds are not available to satisfy either short or long-term capital requirements, our operations and liquidity could be materially adversely affected and we could be forced to cease operations.

If we are successful in our efforts to raise the $75,000, our twelve month operating plan shall be as follows (We would not move into our operations phase until we have established our internet site to sell our snowboard carrying bags even if we are successful in our efforts to raise the $75,000 of capital).

•
The implementation of our direct sales model through Ms. Somsen through the commencement of sales will cost at least $75,000. We will allocate $35,000 toward marketing materials which include flyers, brochures, direct marketing DVD’s and mailing costs. The Company intends to allocate the $35,000 for Marketing as soon as the $75,000 is raised.

•	$10,000 towards costs associated with public company reporting requirements, and $5,000 related to expenses associated with newly applicable corporate governance requirements

•
Software and hardware to develop an internet site will cost the company at least $10,000. As a snowboard carrying bag company continued improvements and upgrades will be required. User features and website content updates are vital to continued visitations by online users. This cost signifies the system creation. The Company intends to allocate these funds within four months of the funds becoming available.

•
Program administration and working capital expenses until such time as there are sufficient sales to cash-flow operations will cost the company at least $15,000. This is the necessary working capital to fund operations until such time as revenues exceed expenses. This will cover audit fees, legal fees associated with the offering and all other management expenses such as those from industry consultants and advisors. The Company intends to pay its legal and accounting and all other management fees as they become due.

INITIAL SALES STRATEGY

We have established a one-prong sales approach; our approach utilizes direct sales through Janet Somsen. Our direct sales will be conducted by Ms. Somsen. She will market the product locally in the Salt Lake City, Utah area to snowboard shops and outdoor retailers. The Company’s current marketing strategy consists of various Point of Sale material including display racks, posters and flyers developed by Ms. Somsen in the past several months. We intend to derive income from these sales and our goal is establish brand recognition.

SUBSEQUENT SALES STRATEGY

The Company will commence marketing one snowboard carrying bag to the general public, through a combination of direct sales, referral and networking within the industry. The Company is presently developing its marketing program for snowboard carrying bag to the general public.  We also intend to market our product through our website: www.Zipppybagsinc.com, which is currently under development/construction. We need additional funding to finish our website. The Company has not sold the product to anyone at this time. Zippy Bags, Inc. is considered a development stage company because it has not commenced its major operations. In addition, the Company has not achieved any revenue in connection with its business to date. As a result, we are a startup company, which means we have no operating history or revenue, and are at a competitive disadvantage.

The Company will begin to position itself to be able to market their product line to both the wholesale and retail markets. We will accomplish our wholesale market strategy through direct contacts with major distributors at trade shows such as the SnowSport Industries America show (“SIA”) and by utilizing independent factory representatives in the field who will offer our products. The Company will also attend, as well as sponsor snowboarding events. We also intend to aggressively contact amateur and professional snowboarders to help promote our product line.

RESULTS OF OPERATIONS

August 26, 2010 (inception) to March 31, 2011

The following tables and narrative discussion set forth key components of our results of operations for the period indicated, in dollars, and key components of our revenue for the period indicated, in dollars.

August 26, 2010
(inception) to
March 31, 2011

Revenue	$-

Expenses:
General and administrative	717
Professional fees	22,000
Net operating loss	(22,717)
Other Income (expenses)
Interest income (expense)	163
Net loss	$(22,554)

Sales
August 26, 2010 (inception) to March 31, 2011, we generated no revenues. There were no revenues as the Company has not yet commenced operations.

Operating Expenses
Total operating expenses for the period from August 26, 2010 (inception) through March 31, 2011 were $22,717, consisting of $22,000 of legal and accounting fees, $680 of business license fees, and $37 of bank service charges.

Other Income (Expenses)
Total other (income) expenses for the period from August 26, 2010 (inception) through March 31, 2011 were $163, consisting of $295 of interest earned on notes receivable that were repaid prior to March 31, 2011, and $132 of interest expense incurred on notes payable.

LIQUIDITY AND CAPITAL RESOURCES

We believe that our existing sources of liquidity will not be sufficient to fund our operations, anticipated capital expenditures, working capital and other financing requirements for at least the next twelve months. In the event the Company is unable to achieve profitable operations in the near term, it may require additional equity and/or debt financing, or reduce expenses, including officer’s compensation, to reduce such losses. However, we cannot assure that such financing will be available to us on favorable terms, or at all. We will continue to monitor our expenditures and cash flow position and we are presently debt free, but at some time in the future we may need to obtain additional financing to complete our business plan. There is no assurance that we will be able to obtain such financing if needed and the failure to do so could negatively impact the viability of our company to continue with this business and the business may fail.

The following table summarizes total assets, accumulated deficit, stockholder’s equity (deficit) and working capital at March 31, 2011.

March 31, 2011
Total Assets	$1,259

Retained Earnings (Deficit)	$(22,554)

Stockholders’ Equity (Deficit)	$(4,554)

Working Capital (Deficit)	$(4,554)

Since our inception on August 26, 2010, we have incurred a net loss of $22,554.  Our cash and cash equivalent balances were $259 at March 31, 2011. On March 31, 2011, we had a retained deficit of $22,554 and total current liabilities were $5,813.

During the period of August 26, 2010 (date of inception) to March 31, 2011, we used $23,428 of cash for operating activities. A portion of these funds were used to prepay legal and accounting fees, in the amount of $1,000 related to this registration statement.

Financing Activities

Cash provided by financing activities relating to the issuance of shares of common stock during the period of August 26, 2010 (date of inception) to March 31, 2011 was $18,000 as a result of the sale of eighteen million (18,000,000) shares of common stock, issued with a value of $0.001 to our founder and CEO, Janet Somsen. We also received proceeds of $5,007 and $680 from related parties, Janet Somsen CEO and BK Consulting & Associates, P.C., respectively, in exchange for an unsecured promissory notes carrying 8% interest, due on demand. Since inception, our capital needs have entirely been met by these sales of stock and short term debt financings.

Additional Disclosure of Outstanding Share Data

We have 10,000,000 shares of preferred stock authorized, and 90,000,000 shares of common stock authorized.

As of March 31, 2011, we had no shares of preferred stock and 18,000,000 shares of common stock issued and outstanding.

Satisfaction of Our Cash Obligations for the Next Twelve Months

Our plan for satisfying our cash requirements for the next six months, estimated to be approximately $6,000, is through generating revenue from the sale of snowboarding carrying bags, sale of shares of our common stock, third party financing, and/or traditional bank financing. We do not, however, anticipate generating sufficient amounts of revenues to meet our working capital requirements. Consequently, we intend to make appropriate plans to insure sources of additional capital in the future to fund growth and expansion through additional equity or debt financing or credit facilities.

We cannot assure that we will have sufficient capital to finance our growth and business operations or that such capital will be available on terms that are favorable to us or at all. We are currently incurring operating deficits that are expected to continue for the foreseeable future.

Based on our current operating plan, we do not expect to generate revenue that is sufficient to cover our expenses for at least the next twelve months. In addition, we do not have sufficient cash and cash equivalents to execute our operations for at least the next twelve months. We will need to obtain additional financing to conduct our day-to-day operations, and to fully execute our business plan. We will raise the capital necessary to fund our business through a subsequent offering of equity securities. Additional financing, whether through public or private equity or debt financing, arrangements with security holders or other sources to fund operations, may not be available, or if available, may be on terms unacceptable to us. Additionally, the Company may have to reduce expenses, including Company officer compensation, if the Company is unable to achieve profitable operations in the near term.

Management feels the Company’s continuation as a going concern depends upon its ability to obtain additional sources of capital and financing. Specifically, management intends to raise additional permanent capital through debt instruments such as bank loans, or private financing. The goal of this effort is to provide working capital for the next year. Our twelve month operating plan is dependent on raising additional permanent capital through debt instruments such as bank loans, or private financing in the amount of $75,000. Presently we do not have any existing sources or plans for financing.

If we are successful in our efforts to raise the $75,000, our twelve month operating plan will be as follows (We would not move into our operations phase until we have established our internet site to sell our snowboard carrying bags).

•
The implementation of our direct sales model through Ms. Somsen through the commencement of sales will cost at least $75,000. We will allocate $35,000 toward marketing materials which include flyers, brochures, direct marketing DVD’s and mailing costs. The Company intends to allocate the $35,000 for Marketing as soon as the $75,000 is raised.

•	$10,000 towards costs associated with public company reporting requirements, and $5,000 related to expenses associated with newly applicable corporate governance requirements

•
Software and hardware to develop an internet site will cost the company at least $10,000. As a snowboard carrying bag company continued improvements and upgrades to our hardware and software will be required. User features and website content updates are vital to continued visitations by online users. This cost signifies the system creation. The Company intends to allocate these funds within four months of the funds becoming available.

•
Program administration and working capital expenses until such time as there are sufficient sales to cash-flow operations will cost the company at least $15,000. This is the necessary working capital to fund operations until such time as revenues exceed expenses. This will cover audit fees, legal fees associated with the offering and all other management expenses such as those from industry consultants and advisors. The Company intends to pay its legal and accounting and all other management fees as they become due.

Our ability to maintain sufficient liquidity is dependent on our ability to raise additional capital. If we issue additional equity securities to raise funds, the ownership percentage of our existing security holders would be reduced. New investors may demand rights, preferences or privileges senior to those of existing holders of our common stock. Debt incurred by us would be senior to equity in the ability of debt holders to make claims on our assets. The terms of any debt issued could impose restrictions on our operations. If adequate funds are not available to satisfy either short or long-term capital requirements, our operations and liquidity could be materially adversely affected and we could be forced to cease operations.

Expected Purchase or Sale of Significant Equipment

We do not anticipate the purchase or sale of any significant equipment as such items are not required by us at this time or in the next twelve months.

Inflation

The rate of inflation has had little impact on the Company's results of operations and is not expected to have a significant impact on the continuing operations.

We are paying the expenses of the offering because we seek to (i) become a reporting company with the Commission under the Securities Exchange Act of 1934 (the "1934 Act"); and (ii) enable our common stock to be traded on the OTC Bulletin Board. We believe that the registration of the resale of shares on behalf of our existing security holders may facilitate the development of a public market in our common stock if our common stock is approved for trading on the OTC Bulletin Board.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Critical Accounting Policies

We have identified the policies outlined below as critical to our business operations and an understanding of our results of operations. The list is not intended to be a comprehensive list of all of our accounting policies. In many cases, the accounting treatment of a particular transaction is specifically dictated by accounting principles generally accepted in the United States, with no need for management's judgment in their application. The impact and any associated risks related to these policies on our business operations is discussed throughout management's Discussion and Analysis or Plan of Operation where such policies affect our reported and expected financial results. Note that our preparation of the financial statements requires us to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of our financial statements, and the reported amounts of revenue and expenses during the reporting period. There can be no assurance that actual results will not differ from those estimates.

Revenue Recognition

Sales are recorded when products are shipped to customers and collectability is reasonably assured. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue from sales for which payment has been received, but delivery has not occurred. No sales have yet commenced.

Stock Based Compensation Expense

The Company adopted FASB guidance on stock based compensation upon inception on August 26, 2010. Under FASB ASC 718-10-30-2, all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The Company did not issue any stock and stock options for services and compensation for the period from August 26, 2010 (Inception) through March 31, 2011.

FASB ASC 718-10-30-2 requires measurement of all employee share-based payments awards using a fair-value method. When a grant date for fair value is determined we will use the Black-Scholes-Merton pricing model. The Black-Scholes-Merton valuation calculation requires us to make key assumptions such as future stock price volatility, expected terms, risk-free rates and dividend yield. The weighted-average expected term for stock options granted is calculated using the simplified method. The simplified method defines the expected term as the average of the contractual term and the vesting period of the stock option. We will estimate the volatility rates used as inputs to the model based on an analysis of the most similar public companies for which the Company has data. We will use judgment in selecting these companies, as well as in evaluating the available historical volatility data for these companies.

FASB ASC 718-10-30-2 requires us to develop an estimate of the number of share-based awards which will be forfeited due to employee turnover. Annual changes in the estimated forfeiture rate may have a significant effect on share-based payments expense, as the effect of adjusting the rate for all expense amortization after January 1, 2006 is recognized in the period the forfeiture estimate is changed. If the actual forfeiture rate is higher than the estimated forfeiture rate, then an adjustment is made to increase the estimated forfeiture rate, which will result in a decrease to the expense recognized in the financial statements. If the actual forfeiture rate is lower than the estimated forfeiture rate, then an adjustment is made to decrease the estimated forfeiture rate, which will result in an increase to the expense recognized in the financial statements. The risk-free rate is based on the U.S. Treasury yield curve in effect at the time of grant.

We will continue to use judgment in evaluating the expected term, volatility and forfeiture rate related to its stock-based awards on a prospective basis, and in incorporating these factors into the model. If our actual experience differs significantly from the assumptions used to compute its stock-based compensation cost, or if different assumptions had been used, we may record too much or too little share-based compensation cost. The Company recognizes expense using the straight-line attribution method.

PLAN OF OPERATION

We will not receive any proceeds from the sale of shares under this prospectus. Our continued existence is dependent upon our ability to obtain additional financing. Our capital requirements for the next twelve months will continue to be significant.

Based on our current operating plan, we do not expect to generate revenue that is sufficient to cover our expenses for the next twelve months. In addition, we do not have sufficient cash and cash equivalents to execute our operations and will need to obtain additional financing to operate our business for the next twelve months. Zippy Bags, Inc. will continue to develop its marketing program for its snowboard carrying bags. The Company will need additional capital of $75,000 for marketing and sales and working capital associated with Zippy over the next year. The Company intends to create a client base within this twelve month time frame. Additional financing, whether through public or private equity or debt financing, arrangements with the security holder or other sources to fund operations, may not be available, or if available, may be on terms unacceptable to us. Our ability to maintain sufficient liquidity is dependent on our ability to raise additional capital.

If we issue additional equity securities to raise funds, the ownership percentage of our existing security holder would be reduced. New investors may demand rights, preferences or privileges senior to those of existing holders of our common stock. Debt incurred by us would be senior to equity in the ability of debt holders to make claims on our assets. The terms of any debt issued could impose restrictions on our operations. If adequate funds are not available to satisfy either short or long-term capital requirements, our operations and liquidity could be materially adversely affected and we could be forced to cease operations.

Our independent auditors have added an explanatory paragraph to their report of our financial statements for the period ended March 31, 2011, stating that our net loss of $22,754, lack of revenues and dependence on our ability to raise additional capital to continue our existence, raise substantial doubt about our ability to continue as a going concern. Our consolidated financial statements and their explanatory notes included as part of this prospectus do not include any adjustments that might result from the outcome of this uncertainty. If we fail to obtain additional financing, either through an offering of our securities or by obtaining loans, we may be forced to cease our business.

We are bearing all costs relating to the registration of the common stock, which are estimated at approximately $30,000. The selling security holder, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

DESCRIPTION OF BUSINESS

General Overview

Zippy Bags, Inc. also referred to as “Zippy” and the “Company” was founded in the State of Nevada on August 26, 2010. Zippy Bags, Inc. is presently marketing a snowboard carrying bag to be sold to the general public.

Zippy is a development stage company with a limited history of development stage operations.

Zippy has not commenced its operations of having its one product, a snowboard carrying bag, manufactured by an unaffiliated outside provider White Bear Manufacturing, Inc. and the Company has not distributed the product to anyone. The Company is presently marketing its one snowboard carrying bag in the Salt Lake City, Utah area. Zippy is considered a development stage company because it has not commenced its operations. In addition, the Company has not achieved any revenue in connection with its business to date. As a result we are a startup company, that is, we have no operating history or revenue, and are at a competitive disadvantage.

The Company’s executive offices are located at 3464 South 7495 West, Magna, UT 84044

The Company’s telephone number is 1-888-449-4779. Internet: http://www.Zippybagsinc.com

Organization within the Last Five Years

Zippy Bags, Inc. was founded in the State of Nevada on August 26, 2010. The Company is presently marketing a snowboard carrying bag to the general public. The Company plans to market Zippy through a combination of direct sales, referrals and networking within the industry, and generate revenues from the sale of the snowboard carrying bags.

At this time, the Company is marketing its one snowboard carrying bag to snowboard shops and outdoor retailers in the Salt Lake City, Utah area. The Company intends to market its one snowboard carrying bag a combination of direct sales, referrals and networking within the industry. To date the Company has not generated any sales. Upon a purchase order being placed with Zippy for snowboard carrying bags the Company intends to contract with White Bear Manufacturing, Inc. to manufacture, package and deliver the finished product to the customer in the Salt Lake City, Utah area. White Bear Manufacturing, Inc. has not produced any snowboard carrying bags for Zippy to date. White Bear Manufacturing, Inc. has not produced any test samples to date. Zippy does not have a formal contact with White Bear Manufacturing, Inc. at this time.

At this time we only have on employee, Janet Somsen.

Over the next twelve months, Zippy Bags, Inc. plans to build out its reputation and network in the snowboard carrying bag industry, thereby attracting new customers. Currently the Company employs one employee, however as the Company grows, it plans to employ additional employees, as required.

Business Facilities

Zippy Bags, Inc. is located at 3464 South 7495 West, Magna, UT 84044
The Company’s telephone number is 1-888-449-4779.

Internet Address

Our Internet address is http://www.Zippybagsinc.com

Unique Features of the Company

Zippy will provide a snowboard carrying bag as an accessory for snowboards. Zippy expects to generate its corporate revenue from the sale of such snowboard carrying bags.

Overall Strategic Direction

The Company plans to establish its reputation in the snowboard carrying bag industry, thereby attracting new clients and building out its network of operations.

The Company aims to form long term working relationships with a number of snowboard stores and outdoor retailers in the Salt Lake City, (Utah) area.

Description of Products

Janet Somsen, CEO and Director of ZippyBags, Inc, came up with the idea over the last year of what she believes will be a successful snowboard carrying bag.

Product Development:

In August of 2010, Ms. Somsen began working with Zippy Bags, Inc., located at 3464 South 7495 West, Magna, Utah 84044.

When the Company raises the $75,000, Ms. Somsen will begin negotiations and development work with White Bear Manufacturing, Inc., located at 224 West 4860 South, Murray, Utah. White Bear Manufacturing, Inc. (WBMI) has specialized in the textile bag manufacturing business since 1981. WBMI is a full service contract custom cut-n-sew facility that is dedicated to the production of turnkey custom soft-goods products. As of the date of this prospectus, the Company does not have any formal agreements with WBMI.

WBMI is headquartered in Murray, Utah and is capable of meeting high volume orders as well as smaller jobs.

The Company has not patented the specifications that are to be used in the bags at this time. The denier pack cloth (a urethane coated poly-cotton blend material) bag specifications that will be created for Zippy Bags is not similar to other snowboard carrying bag products. There are a wide variety of typical snowboard carrying bags available, but no other company offers a multi-functional or dual purpose product like the one that will be offered by Zippy Bags to the consumer, placing the product in a category of its own in the industry.

Manufacturing:

In October of 2010, WBMI and Zippy Bags Inc. finalized the specifications for the Zippy Bag snowboard carrying bag. All materials including hardware, snaps and zippers are readily available from WBMI to complete the product. The Company has not currently taken any steps to test the product. WBMI has further advised Zippy Bags that they can manufacture each carrying bag for $67. WBMI has not produced any carrying bags for Zippy Bags at this time and Zippy Bags does not have any formal agreement in place for production of it snowboard bags with WBMI.

Packaging:

WBMI has advised Zippy that they can provide final fulfillment (packaging and shipping) for the carrying bag to the consumer in the following manner: WBMI could package each carrying bag for shipping for $4 plus the cost of the postage to the customer. WBMI can provide all packaging material needed in connection with Zippy Bags snowboard carrying bags. WBMI has not packaged any product for the Company thus far. Zippy Bags does not have any formal agreements in place with WBMI to package and/or ship its bags.

Initial Sales Strategy:

We have established a one-prong sales approach; our approach utilizes direct sales through Janet Somsen. Our direct sales are being conducted by Ms. Somsen, who is currently attempting to market the product locally in the Salt Lake City, Utah area to snowboard shops and outdoor retailers. The Company’s current marketing strategy consists of various Point of Sale material including display racks, posters and flyers developed by Ms. Somsen in the past several months.

We intend to derive income from these sales and our goal is establish brand recognition.

Subsequent Sales Strategy:

The Company is also presently developing a marketing program to sell the snowboard carrying bag to the general public, through a combination of direct sales, referral and networking within the industry. The Company plans to educate snowboard carrying bag advertisers about our product and work to obtain sales by the ways discussed herein.

In order to bring the Company’s snowboard carrying bag to market, the Company will need to seek additional capital of approximately $75,000. These funds would be used for marketing materials. If the Company is unable to obtain additional financing at reasonable cost, it would be unable to manufacture, package and sell their bags. As of March 31, 2011 the Company’s working capital deficit was $4,554 which is not sufficient to fund the sale of the bags through Ms. Somsen.

Features of Products and Services:

The Company believes that there is a role for companies that can provide quality products and service.

Our form of product may involve assisting a store in the following:

●	Delivery of only a small amount of product, when a snowboard shop does not have adequate storage space;
●	Delivery of large amounts of product to stores with large storage space.
●	The ability of the company to speak directly to snowboard and outdoor retail store managers about the product.

The Snowboard Carrying Bag Industry

Competition:

There are numerous companies and individuals who are currently engaged in the snowboard carrying bag industry and such business is extremely competitive. We believe the uniqueness of our product and the specialized nature of our design as well as corporate focus enables us to be a better long-term partner for our client base than that of a traditional snowboard carrying bag company.

The Company believes that by offering a highly unique and extremely well built snowboard carrying bag, we redefine snowboard gear protection and meet the transportation needs of the consumer. Adding features and value not found anywhere else and then providing excellent client and customer service and satisfaction, will give us a large customer base. Nevertheless, many of our competitors have significantly greater financial and other resources available as well as greater managerial staff than we do and are therefore, in certain aspects, in a better position than we are to provide snowboard carrying bags. We therefore believe our ability to compete will be dependent upon many factors both within and outside our control, including, but not limited to, pricing as well as the market acceptance and timing acceptance of our snowboard carrying bags and service provided. We will face direct competition from a variety of companies, both online and as direct marketers.

Many of our existing and potential competitors, which will include online snowboard carrying bag businesses, are focusing more closely on internet based sales. These companies have longer operating histories, significantly greater financial backing, technical and marketing resources, greater name recognition and a larger established customer base than we will. Furthermore, there is a risk that larger financially sound companies which offer internet and direct sales may decide to use extremely low pricing, therefore, such pricing techniques, should they become common in our industry, could have a material, adverse effect on our results of operations, financial condition and business model.

Generally, competitors may be able to respond more quickly to new or emerging changes in customer requirements or to devote greater resources to the development, promotion and sale of their products than we will.

There can be no assurance that our potential competitors will not develop products comparable or superior to those that will be developed and offered by us or adapt more quickly than us to changing customer requirements, or that we will be able to timely and adequately complete the implementation, and appropriately maintain and enhance the operation, of our business model. Increased competition could result in price reductions, reduced margins, failure to obtain any significant market share, or loss of market share, any of which could materially adversely affect our business, financial condition and results of operations. There can be no assurance that we will be able to compete successfully against current or future competitors, or that competitive pressures faced by us will not have a material adverse effect on our business, financial condition and results of operations.

There can be no assurance that we will be able to compete against these snowboard carrying bag businesses such as the following:

Burton.com
Burton is an international company that manufactures an entire line of snowboards, snowboard bags, snowboard boots and bindings, clothing and accessories. They feature fifteen different models of snowboard bags.

Dakine.com
Dakine is a company that features eleven different models of snowboard bags that has been in this line of business since 1979.

Current Business Focus

The Company’s business focus is to market one snowboard carrying bag to snowboard stores and outdoor retailers in the Salt Lake City, Utah area along with, at a reasonable price, to the largest percentage of the target market population as possible. The Company believes that the ability to deliver a product and consistency of service are main factors in fostering a repeat customer base, greater advisory network and reputation.

Advantages of Competitors Over Us

The Company believes the following are advantages that our competitors have over us. Their length of time in business, established customer base, financial backing, and name recognition are all advantages of the competition.

Customer Base

Presently the Company does not have an established regular customer base.

Financial Resources

The Company believes that many of its competitors, such as Burton and Dakine, have at this time a significantly greater financial and/or other resources than we do and are, therefore, in certain respects, in a better position to provide snowboard carrying bags.

Competitive Advantages

Zippy Bags believes that, as a small company, its key competitive advantages will be its ability to respond more quickly than its larger competitors to future fads by quickly changing colors and adapting to new snowboard shapes in manufacturing its snowboard carrying bags.

Experienced Management:

The Company believes that it has experienced management. Our sole Director and executive officer Ms. Somsen has over 30 years of experience in the management and business operations. The Company believes that her knowledge, relationships, reputation and management track record will help it to build and maintain its client base.

Performance:

The Company believes that its ability to provide quality snowboard carrying bags, service performance and service consistency is one of its key advantages. Through performance, the Company hopes to develop a repeat customer base and a reputation for quality products.

Niche Industry:

One distinct and competitive advantage that sets Zippy Bags apart from the other companies in the industry is that no one else offers anything similar to our product. This means that, although there are a wide variety of companies that produce and sell fanny-packs, as well as snowboard carrying bags, no other company offers a multi-functional or dual purpose product like ours.  This places us in a category of our own. Our snowboard carrying bags offer style, function and features not offered by our competitors.

Research and Development

The Company is not currently conducting any research and development activities. However if research and development is required in the future, we intend to rely on third party service providers.

Employees

Ms. Somsen is the sole Director, Chief Executive Officer, President, and Principal Executive Officer and Principal Financial Officer of Zippy Bags, Inc. At this time, we only have one employee, Ms. Somsen.

The Company plans to employ individuals on an as needed basis. The Company anticipates that it will need to hire additional employees as the business grows. In addition, the Company may expand the size of our Board of Directors in the future.

Janet Somsen presently does not receive a salary or benefits in any form. Once the Company raises sufficient funding of $75,000, Ms. Somsen will be paid a salary of $2,000 a month and she will devote 40 hours to the Company.

Additional Products

The Company does not intend to market any other products.

MANAGEMENT

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the name and age of officers and directors as of March 31, 2011. Our Executive officers are elected annually by our board of directors. Our executive officers hold their offices until they resign, are removed by the Board, or a successor is elected and qualified.

NAME	AGE	POSITION/INITIAL ELECTION	APPOINTMENT DATE
Janet Somsen	59	Chief Executive Officer, President, Chief Financial Officer, Secretary	August 26, 2010

Executive Officers

The Company’s Chief Executive Officer, President, Chief Financial Officer, Secretary, sole Director and the selling security holder Janet Somsen is the "Promoter” within the meaning of Rule 405 of Regulation C.

Board of Directors

Janet Somsen

The Directors will hold office until the next annual meeting of the security holders following their election and until their successors have been elected and qualified. The Board of Directors appoints Officers. Officers hold office until the next annual meeting of our Board of Directors following their appointment and until successors have been appointed and qualified.

MANAGEMENT BIOGRAPHIES

Set forth below is a description of the recent employment and business experience of our Directors and Executive Officers:

Janet Somsen; Chief Executive Officer, President, Chief Financial Officer

Ms. Janet Somsen, aged 59, is the Chief Executive Officer, President, Chief Financial Officer and Director (Principal Executive Officer) and (Principal Financial Officer) of the Company. She was appointed on August 26, 2010 and is responsible for overseeing all aspects of the company.

Janet Somsen worked for Bike Bag International, Inc., from 1992 to 1998 as Vice President of R&D and manufacturing. Bike Bag was involved in the sporting goods soft goods industry until they were sold to Hoyt Easton. She then worked for Domino’s Pizza Corporation as a Assistant Manager of product fulfillment from 1998 until 2004. She was CEO and President of C-Essna, Inc., from 2004 until 2008, at which time she pursued her lifetime dream of overseeing her own company providing specialized products to the snowboarding industry and forming Zippy Bags, DBA. In 2010, Mr. Somsen incorporated Zippy Bags, Inc., and became President and CEO of the Company.

AUDIT COMMITTEE

The Company does not presently have an Audit Committee and the Board acts in such capacity for the immediate future due to the limited size of the Board. The Company intends to increase the size of its Board in the future, at which time it may appoint an Audit Committee.

The Audit Committee will be empowered to make such examinations as are necessary to monitor the corporate financial reporting and the external audits of the Company, to provide to the Board of Directors (the "Board") the results of its examinations and recommendations derived there from, to outline to the Board improvements made, or to be made, in internal control, to nominate independent auditors, and to provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require Board attention.

COMPENSATION COMMITTEE

The Company does not presently have a Compensation Committee and the Board acts in such capacity for the immediate future due to the limited size of the Board. The Company intends to increase the size of its Board in the future, at which time it may appoint a Compensation Committee.

The Compensation Committee will be authorized to review and make recommendations to the Board regarding all forms of compensation to be provided to the executive officers and directors of the Company, including stock compensation, and bonus compensation to all employees.

INDEPENDENT DIRECTOR/CORPORATE GOVERNANCE COMMITTEE

Our Board of Directors currently consists of only Janet Somsen. We are not a “listed company” under SEC rules and therefore are not required to have separate committees comprised of independent directors. We do not have independent director(s) at this time.

The Company does not presently have a Corporate Governance Committee and the Board acts in such capacity for the immediate future due to the limited size of the Board. The Company intends to increase the size of its Board in the future, at which time it may appoint a Corporate Governance Committee.

The Corporate Governance Committee will be responsible for reviewing developments in corporate governance practices, evaluating the adequacy of our corporate governance practices and reporting and making recommendations to our Board of Directors concerning corporate governance matters.

NOMINATING COMMITTEE

The Company does not have a Nominating Committee and the full Board acts in such capacity.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's directors and executive officers and persons who beneficially own more than ten percent (10%) of a registered class of its equity securities, file with the SEC reports of ownership and changes in ownership of its common stock and other equity securities. Executive officers, directors, and greater than ten percent (10%) beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports that they file. Based solely upon a review of the copies of such reports furnished to us or written representations that no other reports were required, the Company believes that to date, all filing requirements applicable to its executive officers, directors, and greater than ten percent (10%) beneficial owners were met.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information regarding beneficial ownership of our securities by: (i) each person who is known by us to own beneficially more than five percent (5%) of the outstanding shares of each class of our voting securities; (ii) each of our directors and executive officers; and (iii) all of our directors and executive officers as a group. We believe that each individual or entity named has sole investment and voting power with respect to the securities indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted. Unless otherwise stated, our address is: 3464 South 7495 West, Magna, Utah 84044. The Company's telephone number is: 1-888-449-4779.

As of March 31, 2011, there were Eighteen Million (18,000,000) shares of common stock issued and outstanding.

(1) This table is based on Eighteen Million (18,000,000) shares of common stock outstanding.

As of the date of this prospectus, we had the following security holder holding greater than 5%:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class (1)

Common Stock	Janet Somsen	18,000,000	100%
Common Stock	All executive officers and directors as a group	18,000,000	100%

REMUNERATION OF DIRECTORS AND OFFICERS

Zippy Bags, Inc. has made no provisions for paying cash or non-cash compensation to its officers and sole director. No salaries are being paid at the present time, and none will be paid unless and until our developmental stage operations generate sufficient cash flow.

EXECUTIVE COMPENSATION

The following executive compensation disclosure reflects all compensation awarded to, earned by or paid to the executive officers below. The following table summarizes all compensation from August 26, 2010 (inception) to March 31, 2011.

SUMMARY COMPENSATION TABLE

Employment Agreements

To date, the Company has no employment agreements in effect with its Principal Executive Officer. We do not pay compensation to our Director for attendance at meetings. We will reimburse Directors for reasonable expenses incurred during the course of their performance.

		OTHER ANNUAL COMPENSATION REMUNERATION
NAME PRINCIPAL OTHER	CAPACITIES IN WHICH RENUMERATION WAS RECEIVED	YEAR	SALARY $	BONUS $

Janet Somsen	Chief Executive Officer, President, Chief Financial Officer	2010	$-0-	$-0-

The following table sets forth all the remuneration of our Director and Officers for the period from inception on August 26, 2010, through to the end of the period on March 31, 2011:

NAME OF INDIVIDUAL	CAPACITIES IN WHICH RENUMERATION WAS RECEIVED	AGGREGATE CASH REMUNERATION

Janet Somsen	Chief Executive Officer, President, Chief Financial Officer	$-0-
Total	All Officers and Directors	$-0-

COMPENSATION OF DIRECTORS

Directors do not currently receive compensation for their services as directors, but we plan to reimburse them for expenses incurred in attending board meetings.

STOCK INCENTIVE PLAN

At present, we do not have a stock incentive plan in place. We have not granted any options to Directors and Officers.

EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND
CHANGE-IN-CONTROL ARRANGEMENTS

At present, we do not have employment agreements with our Principal Executive officer and the Company does not intend to enter into an employment agreement with Ms. Somsen.

Principal Stockholder

a) Security Ownership of Management - the number and percentage of shares of common stock of the Company owned of record and beneficially, by each officer and director of the Company and by all officers and directors of the Company as a group, and all shareholders known to the Company to beneficially own 5% or more of the issued and outstanding Shares of the Company, is as follows.

Unless otherwise stated, our address is: 3464 South 7495 West, Magna, Utah 84044. The Company's telephone number is (888)-449-4779.

Name	Shares Beneficially Owned prior to Offering	Shares to be Offered	Shares Beneficially Owned after Offering	Percent Beneficially Owned after Offering

Janet Somsen	18,000,000	8,000,000	10,000,000	55%
Total Officers, Directors and Significant Shareholders as a group	18,000,000	8,000,000	10,000,000	55%

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

As of the date of this prospectus, there are no, and have not been since inception, any material agreements or proposed transactions, whether direct or indirect, with any of the following:

*	Any of our Directors or Officers;
*	Any nominee for election as a director;
*	Any principal security holder identified in the preceding “Security Ownership of Selling Shareholder and Management" section; or
*	Any relative or spouse, or relative of such spouse, of the above referenced persons.

Transfer Agent and Registrar

Transfer Agent and Registrar: The Company acts as its own transfer agent at this time. When this registration statement becomes effective the Company will use for our common stock the services of ISLAND STOCK TRANSFER INC., 100 Second Avenue South, Suite 705S St Petersburg, FL 33701, Telephone (727) 459-7378, Facsimile 727-290-3961.

Shares Eligible for Future Sale

Upon completion of the offering, we will have outstanding Eighteen Million (18,000,000) shares of common stock. Of these shares, the Eight Million (8,000,000) shares to be sold in the offering, will be freely tradable in the public market without restriction under the Securities Act, unless the shares are held by our "affiliates," as that term is defined in Rule 144 under the Securities Act.

The remaining shares of common stock outstanding upon completion of the offering will be "restricted securities," as that term is defined in Rule 144. Restricted securities may be sold in the public market only if they are registered or if they qualify for an exemption from registration, such as the exemption afforded by Rule 144.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

We have adopted provisions in our certificate of incorporation that limit the liability of our Directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the Nevada General Corporation Law. Nevada law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities:

*	For any breach of their duty of loyalty to us or our security holders;
*	For acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
*	For unlawful payment of dividend or unlawful stock repurchase or redemption, as provided under Section 174 of the Nevada General Corporation Law; or,
*	For any transaction from which the director derived an improper personal benefit.

In addition, our bylaws provide for the indemnification of officers, directors and third parties acting on our behalf, to the fullest extent permitted by Nevada General Corporation Law, if our board of directors authorizes the proceeding for which such person is seeking indemnification (other than proceedings that are brought to enforce the indemnification provisions pursuant to the bylaws).

These indemnification provisions may be sufficiently broad to permit indemnification of the registrant's executive officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

Our articles of incorporation and applicable Nevada law provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person's written promise to repay us if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us, which we will be unable to recoup.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act of 1933, as amended (the “Securities Act”), and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

DESCRIPTION OF SECURITIES TO BE REGISTERED

General:

We are authorized to issue an aggregate number of 100,000,000 shares of capital stock, of which 90,000,000 shares are common stock, $0.001 par value per share, and 10,000,000 shares are preferred stock, $0.001 par value per share.

The Company issued to the founder Eighteen Million 18,000,000 common shares of stock for $18,000. As of March 31, 2011, there are Eighteen Million (18,000,000) shares issued and outstanding at a value of $0.001 per share.

Common Stock:

The securities being offered by the selling security holder are shares of our common stock.

We are authorized to issue 90,000,000 shares of common stock, $0.001 par value per share. Currently, we have 18,000,000 shares of common stock issued and outstanding.

Each share of common stock shall have one (1) vote per share for all purposes. The holders of a majority of the shares entitled to vote, present in person or represented by proxy shall constitute a quorum at all meetings of our shareholders. Our common stock does not provide a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are not entitled to cumulative voting for election of the board of directors.

Holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefore as well as any distributions to the security holder. We have never paid cash dividends on our common stock, and do not expect to pay such dividends in the foreseeable future.

In the event of a liquidation, dissolution or winding up of our company, holders of common stock are entitled to share ratably in all of our assets remaining after payment of liabilities. Holders of common stock have no preemptive or other subscription or conversion rights. There are no redemption or sinking fund provisions applicable to the common stock.

Preferred Stock:

We are authorized to issue 10,000,000 shares of “blank check” preferred stock, $0.001 par value per share. The preferred stock may be divided into any number of series as our directors may determine from time to time. Our directors are authorized to determine and alter the rights, preferences, privileges and restrictions granted to and imposed upon any wholly issued series of preferred stock, and to fix the number of shares of any series of preferred stock and the designation of any such series of preferred stock. As of the date of this filing, we do not have any preferred shares issued and outstanding.

Dividends:

We have not paid any cash dividends to our shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants:

There are no outstanding warrants to purchase our securities.

Options:

There are no outstanding stock options to purchase our securities.

LEGAL MATTERS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

EXPERTS

AUDITOR: The financial statements included in this prospectus and the registration statement have been audited by M&K CPAS, PLLC to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
AND FINANCIAL DISCLOSURE

There have been no disagreements regarding accounting and financial disclosure matters with our independent certified public accountants.

AVAILABLE INFORMATION

We have not previously been subject to the reporting requirements of the Securities and Exchange Commission. We have filed with the Commission a registration statement on Form S-1 under the Securities Act with respect to the shares offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to our securities and us you should review the registration statement and the exhibits and schedules thereto.

You can inspect the registration statement and the exhibits and the schedules thereto filed with the commission, without charge, in our files in the Commission's public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can also obtain copies of these materials from the public reference section of the commission at 100 F Street, N.E., Room 1580 Washington, D.C. 20549, at prescribed rates. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission maintains a web site on the Internet that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at http://www.sec.gov.

REPORTS TO SECURITY HOLDER

As a result of filing the registration statement, we are subject to the reporting requirements of the federal securities laws, and are required to file periodic reports and other information with the SEC. We will furnish our security holder with annual reports containing audited financial statements certified by independent public accountants following the end of each fiscal year and quarterly reports containing unaudited financial information for the first three quarters of each fiscal year following the end of such fiscal quarter.

ZIPPY BAGS, INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
ZIPPY BAGS, INC.
(A Development Stage Company)

We have audited the accompanying balance sheet of Zippy Bags, Inc. (A Development Stage Company) as of March 31, 2011, and the related statements of operations, stockholder’s equity (deficit) and cash flows for the period from inception on August 26, 2010 through March 31, 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company was not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Zippy Bags, Inc. (A Development Stage Company) as of March 31, 2011, and the related statements of operations, stockholder’s equity (deficit) and cash flows for the period from inception on August 26, 2010 through March 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has an accumulated deficit of $22,554, which raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M&K CPAS, PLLC

www.mkacpas.com
Houston, Texas
April 21, 2011

ZIPPY BAGS, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET

March 31,
2011
ASSETS

Current assets:
Cash	$259
Prepaid expenses	1,000
Total current assets	1,259

Total assets	$1,259

LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)

Current liabilities:
Accrued interest	$126
Note payable, officer	5,007
Note payable	680
Total current liabilities	5,813

Stockholder's equity (deficit):
Preferred stock, $0.001 par value, 10,000,000 shares authorized, no shares issued and outstanding	-
Common stock, $0.001 par value, 90,000,000 shares authorized, 18,000,000 shares issued and outstanding	18,000
(Deficit) accumulated during development stage	(22,554)
Total stockholder's equity (deficit)	(4,554)

Total liabilities and stockholder's equity (deficit)	$1,259

The accompanying notes are an integral part of these financial statements.

ZIPPY BAGS, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS

August 26, 2010
(inception) to
March 31, 2011

Revenue	$-

Operating expenses:
General and administrative	717
Professional fees	22,000
Total operating expenses	22,717

Net operating loss	(22,717)

Other income (expense):
Interest income	295
Interest expense	(132)
Total other income (expense)	163

Loss before provision for income taxes	(22,554)

Provision for income taxes	-

Net loss	$(22,554)

Weighted average number of common shares outstanding - basic and fully diluted	18,000,000

Net (loss) per share - basic and fully diluted	$-

The accompanying notes are an integral part of these financial statements.

ZIPPY BAGS, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDER'S EQUITY (DEFICIT)

						(Deficit)
						Accumulated
					Additional	During	Total
	Preferred stock		Common stock		Paid-In	Development	Stockholder's
	Shares	Amount	Shares	Amount	Capital	Stage	Equity (Deficit)
Common stock issued to founder at $0.001 per share	-	$-	18,000,000	$18,000	$-	$-	$18,000

Net loss from August 26, 2010 (inception) to March 31, 2011	-	-	-	-	-	(22,554)	(22,554)

Balance, March 31, 2011	-	$-	18,000,000	$18,000	$-	$(22,554)	$(4,554)

The accompanying notes are an integral part of these financial statements.

ZIPPY BAGS, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS

August 26, 2010
(inception) to
March 31, 2011
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss)	$(22,554)
Adjustments to reconcile net (loss) to net cash used in operating activities:
Decrease (increase) in assets:
Prepaid expenses	(1,000)
Increase (decrease) in liabilities:
Accrued interest	126

Net cash used in operating activities	(23,428)

CASH FLOWS FROM FINANCING ACTIVITIES
Note payable, officer	5,007
Note payable	680
Proceeds from sale of common stock	18,000

Net cash provided by financing activities	23,687

NET CHANGE IN CASH	259

CASH AT BEGINNING OF PERIOD	-

CASH AT END OF PERIOD	$259

SUPPLEMENTAL INFORMATION:
Interest paid	$6
Income taxes paid	$-

The accompanying notes are an integral part of these financial statements.

Zippy Bags, Inc.
(A Development Stage Company)
Notes to Financial Statements

Note 1 – Nature of Business and Significant Accounting Policies

Nature of Business
Zippy Bags, Inc. (“the Company”) was incorporated in the state of Nevada on August 26, 2010 (“Inception”). The Company was formed to market a snowboard carrying bag. The company will market the bags locally, in the Salt Lake City, Utah area to snowboard shops and outdoor retailers.

These statements reflect all adjustments, consisting of normal recurring adjustments, which in the opinion of management are necessary for fair presentation of the information contained therein. The Company follows the same accounting policies in the preparation of interim reports.

The Company is considered to be in the development stage as defined by FASB ASC 915-10-05. This standard requires companies to report their operations, shareholders equity and cash flows from inception through the reporting date. The Company will continue to be reported as a development stage entity until, among other factors, revenues are generated from management’s intended operations. Management has provided financial data since inception (August 26, 2010).

The Company has adopted a fiscal year end of March 31.

Results of operations for the interim period are not indicative of annual results.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents
We maintain cash balances in non-interest-bearing accounts, which do not currently exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. There were no cash equivalents as of March 31, 2011.

Equipment
Equipment is recorded at the lower of cost or estimated net recoverable amount, and is depreciated using the straight-line method over the estimated useful lives of the related asset.

Maintenance and repairs will be charged to expense as incurred. Significant renewals and betterments will be capitalized. At the time of retirement or other disposition of equipment, the cost and accumulated depreciation will be removed from the accounts and any resulting gain or loss will be reflected in operations.

The Company will assess the recoverability of equipment by determining whether the depreciation and amortization of these assets over their remaining life can be recovered through projected undiscounted future cash flows. The amount of equipment impairment, if any, will be measured based on fair value and is charged to operations in the period in which such impairment is determined by management.

Income Taxes
Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided for significant deferred tax assets when it is more likely than not, that such asset will not be recovered through future operations.

Fair value of Financial Instruments
Financial instruments consist principally of cash and debts due to the officer. The carrying amounts of such financial instruments in the accompanying balance sheets approximate their fair values due to their relatively short-term nature. It is management’s opinion that the Company is not exposed to significant currency or credit risks arising from these financial instruments.

Zippy Bags, Inc.
(A Development Stage Company)
Notes to Financial Statements

Revenue Recognition
Revenues from fixed price contracts and cost-plus-fee contracts are recognized as services are performed. Revenue is recognized at the time of sale if collectability is reasonably assured. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required.

Basic and Diluted Loss per Share
The basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted net loss per common share is computed by dividing the net loss adjusted on an “as if converted” basis, by the weighted average number of common shares outstanding plus potential dilutive securities. For the periods presented, there were no outstanding potential common stock equivalents and therefore basic and diluted earnings per share result in the same figure.

Stock-Based Compensation
The Company adopted FASB guidance on stock based compensation upon inception at August 26, 2010. Under FASB ASC 718-10-30-2, all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The Company has not had any stock and stock options issued for services and compensation for the year ended March 31, 2011.

Recently Issued Accounting Pronouncements
In December 2010, the FASB issued ASU 2010-29, “Business Combinations (Topic 805): Disclosure of supplementary pro forma information for business combinations.” This update changes the disclosure of pro forma information for business combinations. These changes clarify that if a public entity presents comparative financial statements, the entity should disclose revenue and earnings of the combined entity as though the business combination that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. Also, the existing supplemental pro forma disclosures were expanded to include a description of the nature and amount of material, nonrecurring pro forma adjustments directly attributable to the business combination included in the reported pro forma revenue and earnings. This ASU is effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. We are currently evaluating the impact of this ASU; however, we do not expect the adoption of this ASU to have a material impact on our financial statements.

In December 2010, the FASB issued ASU 2010-28, “Intangible –Goodwill and Other (Topic 350): When to perform Step 2 of the goodwill impairment test for reporting units with zero or negative carrying amounts.” This update requires an entity to perform all steps in the test for a reporting unit whose carrying value is zero or negative if it is more likely than not (more than 50%) that a goodwill impairment exists based on qualitative factors, resulting in the elimination of an entity’s ability to assert that such a reporting unit’s goodwill is not impaired and additional testing is not necessary despite the existence of qualitative factors that indicate otherwise. This ASU is effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. We are currently evaluating the impact of this ASU; however, we do not expect the adoption of this ASU to have a material impact on our financial statements.

In April 2010, the FASB issued ASU No. 2010-18 regarding improving comparability by eliminating diversity in practice about the treatment of modifications of loans accounted for within pools under Subtopic 310-30 – Receivable – Loans and Debt Securities Acquired with Deteriorated Credit Quality (“Subtopic 310-30”). Furthermore, the amendments clarify guidance about maintaining the integrity of a pool as the unit of accounting for acquired loans with credit deterioration. Loans accounted for individually under Subtopic 310-30 continue to be subject to the troubled debt restructuring accounting provisions within Subtopic 310-40, Receivables—Troubled Debt Restructurings by Creditors. The amendments in this Update are effective for modifications of loans accounted for within pools under Subtopic 310-30 occurring in the first interim or annual period ending on or after July 15, 2010. The amendments are to be applied prospectively. Early adoption is permitted. The adoption of this ASU did not have a material impact on our financial statements.

In April 2010, the FASB issued ASU 2010-13, "Compensation—Stock Compensation (Topic 718) - Effect of Denominating the Exercise Price of a Share-Based Payment Award in the Currency of the Market in Which the Underlying Equity Security Trades (A consensus of the FASB Emerging Issues Task Force)" (“ASU 2010-13”). ASU 2010-13 clarifies that a share-based payment award with an exercise price denominated in the currency of a market in which a substantial portion of the entity’s equity securities trades should not be considered to contain a condition that is not a market, performance, or service condition. Therefore, such an award should not be classified as a liability if it otherwise qualifies as equity. This clarification of existing practice is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2010, with early application permitted. The Company’s adoption of this update did not have an impact on the Company’s financial condition or results of operations.

Zippy Bags, Inc.
(A Development Stage Company)
Notes to Financial Statements

In February 2010, the FASB issued ASU No. 2010-09 regarding subsequent events and amendments to certain recognition and disclosure requirements. Under this ASU, a public company that is a SEC filer, as defined, is not required to disclose the date through which subsequent events have been evaluated. This ASU is effective upon the issuance of this ASU. The adoption of this ASU did not have a material impact on our financial statements.

In January 2010, the FASB issued ASU No. 2010-06 regarding fair value measurements and disclosures and improvement in the disclosure about fair value measurements. This ASU requires additional disclosures regarding significant transfers in and out of Levels 1 and 2 of fair value measurements, including a description of the reasons for the transfers. Further, this ASU requires additional disclosures for the activity in Level 3 fair value measurements, requiring presentation of information about purchases, sales, issuances, and settlements in the reconciliation for fair value measurements. This ASU is effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. We are currently evaluating the impact of this ASU; however, we do not expect the adoption of this ASU to have a material impact on our financial statements.

In June 2009, the Financial Accounting Standards Board (“FASB”) issued the FASB Accounting Standards Codification (the “ASC”). The ASC has become the single source of non-governmental accounting principles generally accepted in the United States (“GAAP”) recognized by the FASB in the preparation of financial statements. The ASC does not supersede the rules or regulations of the Securities and Exchange Commission (“SEC”), therefore, the rules and interpretive releases of the SEC continue to be additional sources of GAAP for the Company. The Company adopted the ASC as of August 26, 2010. The ASC does not change GAAP and did not have an effect on the Company’s financial position, results of operations or cash flows.

In May 2009, the FASB issued ASC 855-10 entitled “Subsequent Events”. Companies are now required to disclose the date through which subsequent events have been evaluated by management. Public entities (as defined) must conduct the evaluation as of the date the financial statements are issued, and provide disclosure that such date was used for this evaluation. ASC 855-10 provides that financial statements are considered “issued” when they are widely distributed for general use and reliance in a form and format that complies with GAAP. ASC 855-10 is effective for interim and annual periods ending after June 15, 2009 and must be applied prospectively. The adoption of ASC 855-10 upon inception did not have a significant effect on the Company’s financial statements as of that date or for the period then ended. In connection with preparing the accompanying financial statements for the year ending March 31, 2011, management evaluated subsequent events through the date that such financial statements were issued (filed with the Securities and Exchange Commission).

Note 2 – Going Concern

As shown in the accompanying financial statements, the Company has incurred net losses from operations resulting in an accumulated deficit of $22,554 and a working capital deficit of $4,544 as of March 31, 2011. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management is actively pursuing new ventures to increase revenues. In addition, the Company is currently seeking additional sources of capital to fund short term operations. The Company, however, is dependent upon its ability to secure equity and/or debt financing and there are no assurances that the Company will be successful, therefore, without sufficient financing it would be unlikely for the Company to continue as a going concern.

The financial statements do not include any adjustments that might result from the outcome of any uncertainty as to the Company’s ability to continue as a going concern. The financial statements also do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3 – Related Party

On March 10, 2011, the Company received an unsecured loan in the amount of $5,007, bearing interest at 8% and due on demand from the CEO.

On November 5, 2010, the Company issued 18,000,000 founder’s shares at the par value of $0.001 in exchange for proceeds of $18,000 to the Company’s CEO.

Note 4 – Due From Officer

The Company advanced the CEO $9,000 and $3,975 on November 5, 2010 and February 16, 2011, respectively. The short term loans were repaid in full on March 23, 2011, along with $295 of interest using a simple 8% interest rate.

Zippy Bags, Inc.
(A Development Stage Company)
Notes to Financial Statements

Note 5 – Note Payable, Officer

On March 10, 2011, the Company received an unsecured loan in the amount of $5,007, bearing interest at 8% and due on demand from the CEO. The Company has accrued interest of $94 as of March 31, 2011.

Note 6 – Note Payable

From time to time the Company has received loans from BK Consulting and Associates, P.C. to fund operations. The total outstanding balance of the unsecured, demand notes, bearing interest at 8% was $680 March 31, 2011. Accrued interest of $32 was outstanding as of March 31, 2011.

Note 7 – Stockholder’s Equity

On August 26, 2010, the founders of the Company established 90,000,000 authorized shares of common stock. Additionally, the Company founders established 10,000,000 authorized shares of preferred stock.

Common stock
On November 5, 2010, the Company issued 18,000,000 founder’s shares at the par value of $0.001 in exchange for proceeds of $18,000.

Note 8 – Fair Value of Financial Instruments

Under FASB ASC 820-10-05, the Financial Accounting Standards Board establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. This Statement reaffirms that fair value is the relevant measurement attribute. The adoption of this standard did not have a material effect on the Company’s financial statements as reflected herein. The carrying amounts of cash, accounts payable and accrued expenses reported on the balance sheet are estimated by management to approximate fair value primarily due to the short term nature of the instruments. The Company had no other items that required fair value measurement on a recurring basis.

The Company’s financial assets and liabilities are measured using inputs from the three levels of the fair value hierarchy. The three levels are as follows:

Level 1 - Inputs are unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 - Inputs include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates, yield curves, etc.), and inputs that are derived principally from or corroborated by observable market data by correlation or other means (market corroborated inputs).

Level 3 - Unobservable inputs that reflect our assumptions about the assumptions that market participants would use in pricing the asset or liability.

The following table provides a summary of the fair values of assets and liabilities:

Fair Value Measurements at March 31, 2011
Carrying
Value
	March 31, 2011	Level 1	Level 2	Level 3

None	$-	$-	$-	$-

Zippy Bags, Inc.
(A Development Stage Company)
Notes to Financial Statements

Note 9 – Income Taxes

The Company’s provision for income taxes was $-0- for the year period from inception on August 26, 2010 through March 31, 2011 since the Company incurred net operating losses which have a full valuation allowance through March 31, 2011.

ASC 740 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. In the Company’s opinion, it is uncertain whether they will generate sufficient taxable income in the future to fully utilize the net deferred tax asset. Accordingly, a full valuation allowance equal to the deferred tax asset has been recorded. The total deferred tax asset is calculated by multiplying a 35% marginal tax rate by the cumulative Net Operating Loss (“NOL”) of $17,769. The total valuation allowance is equal to the total deferred tax asset.

The tax effects of significant items comprising the Company's net deferred taxes as of March 31, 2011 were as follows:

March 31,
2011
Cumulative NOL	$22,554
Deferred Tax assets:
Net operating loss carry forwards	$7,894
Valuation allowance	(7,894)
$-

Note 10 – Subsequent Events

There have been no subsequent events to report in accordance with ASC 855-10.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until __________________ (90th day after the later of (1) the effective date of the registration statement or (2) the first date on which the securities are offered publicly), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The expenses to be paid by us in connection with the securities being registered are as follows:

Legal Fees and Expenses	$20,500
Audit Fees and Expenses	4,500
Accounting Fees and Expenses	4,500
Miscellaneous Expenses	500
Total	$30,000

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Article VII of our Articles of Incorporation permit us to indemnify our officers and directors and certain other persons against expenses in defense of a suit to which they are parties by reason of such office, so long as the persons conducted themselves in good faith and the persons reasonably believed that their conduct was in our best interests or not opposed to our best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. See our Articles of Incorporation filed as Exhibit 2.1 to this registration statement.

Indemnification is not permitted in connection with a proceeding by us or in our right in which the officer or director was adjudged liable to us or in connection with any other proceeding charging that the officer or director derived an improper personal benefit, whether or not involving action in an official capacity.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

ISSUANCE TO FOUNDERS

On August 26, 2010, the Company issued 18,000,000 founder’s shares at the par value of $0.001 in exchange for proceeds of $18,000.

There are 10,000,000 preferred shares authorized. The Company has issued no preferred shares.

The Company has no stock option plan, warrants or other dilutive securities.

These shares were issued pursuant to Section 4(2) of the Securities Act. The Eighteen Million (18,000,000) shares of common stock are restricted shares as defined in the Securities Act. These issuances were made to Janet Somsen, the founder of the Company, who is a sophisticated individual. Since our inception, the founders are in a position of access to relevant and material information regarding our operations. The selling security holder is the "underwriter” within the meaning of the Securities Act of 1933, as amended with respect to all other shares being offered hereby.

ITEM 16.  EXHIBITS

The following exhibits are included as part of this Form S-1 or are incorporated by reference to our previous filings:

Exhibit No.	Description

3.1	Articles of Incorporation
3.2	Bylaws
5.1	Legal Opinion of Steven Sager, Attorney, April 22, 2011
23.1	Consent of M&K CPAS, PLLC, April 22, 2011

ITEM 17.  UNDERTAKINGS.

The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denomination and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes that:

(1)
For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

(2)
For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned; thereunto duly authorized, in Salt Lake City, Utah, on this 22st day of April, 2011.

ZIPPY BAGS, INC.

By:	/s/ Janet Somsen
Janet Somsen
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Janet Somsen	President, Chief Executive Officer and Director (Principal Executive Officer)	April 22, 2011
Janet Somsen	Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

3.1	Articles of Incorporation
3.2	Bylaws
5.1	Legal Opinion of Steven Sager, Attorney, April 21, 2011
23.1	Consent of M & K CPAS, PLLC, April 21, 2011